Exhibit 10.9

Execution Copy

AMENDMENT NO. 2 TO
TERM LOAN AGREEMENT

This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of December 31, 2014 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors”), the “Lenders” part to the Loan Agreement referenced below (“Lenders”), and SALUS CAPITAL PARTNERS, LLC, in its capacity as “Agent” for the Lenders  under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Term Loan Agreement dated as of February 28, 2013, as previously amended (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to clause (g) of Section 6.02 of the Loan Agreement, Loan Parties are required to furnish to Agent and Lenders, not later than 30 days prior to the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, month by month; and

WHEREAS, the Loan Parties have advised Agent that the Loan Parties require additional time to deliver the projections of Borrowers’ consolidated balance sheets, results of operations and cash flow for Fiscal Year 2015 (the “2015 Projections”); and

WHEREAS, pursuant to Section 7.14 of the Loan Agreement, the Loan Parties are not permitted to change their Fiscal Year or make a material change in accounting treatment or reporting practices; and

WHEREAS, the Loan Parties have advised Agent that the Loan Parties desire (i) to adopt a 4-4-5 week fiscal calendar and (ii) to modify  their Fiscal Year so that it generally ends on the Saturday that falls on or closest to December 31 of each year (collectively,  the “Fiscal Calendar Modifications”); and

WHEREAS, (a) the Loan Parties have requested that Agent and Lenders (i) waive the requirement under clause (g) of Section 6.02 of the Loan Agreement that the Loan Parties deliver the 2015 Projections no later than 30 days prior to the end of Fiscal Year 2014, (ii) extend the date for delivery by the Loan Parties of the 2015 Projections to January 31, 2015, (iii) amend clause (g) of Section6.02 of the Loan Agreement to extend the date for delivery of projections of Borrowers’ consolidated balance sheets, results of operations and cash flow for each Fiscal Year hereafter until January 31st of each such Fiscal Year, (iv) waive Section 7.14 of the Loan Agreement to permit the Loan Parties to make the Fiscal Calendar Modifications, and (v) amend certain provisions of the Loan Agreement to effectuate the Fiscal Calendar Modifications, and (b) Agent and Lenders have agreed to do so subject  to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, each party hereto hereby agrees as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Waiver and Extension of Delivery Date for 2015 Projections.  In reliance upon the representations, warranties and covenants of the Loan Parties set forth herein, Agent and Lenders hereby (a) waive the requirement under clause (g) of Section 6.02 of the Loan Agreement that the Loan Parties deliver the 2015 Projections no later than 30 days prior to the end of Fiscal Year 2014, and (b) agree that the date for delivery by the Loan Parties of the 2015 Projections shall be extended to January 31, 2015.  The Loan Parties hereby covenant and agree to furnish to Agent and Lenders the 2015 Projections no later than January 31, 2015.  The Loan Parties hereby further acknowledge and agree that (x) the foregoing waiver is limited solely to the Loan Parties’ requirement under clause (g) of Section 6.02 of the Loan Agreement to deliver the 2015 Projections no later than 30 days prior to the end of Fiscal Year 2014, and (y) nothing herein shall be construed as a waiver of any other provision of the Loan Agreement.

3.                                      Waiver to Permit Fiscal Calendar Modifications.  In reliance upon the representations, warranties and covenants of the Loan Parties set forth herein, Agent and Lenders hereby waive Section 7.14 of the Loan Agreement to permit the Loan Parties (a) to adopt a 4-4-5 week fiscal calendar and (b) to modify their Fiscal Year so that it generally ends on the Saturday that falls on or closest to December 31 of each year.  The Loan Parties hereby acknowledge and agree that (x) the foregoing waiver of Section 7.14 is limited solely to the fiscal calendar and Fiscal Year changes described in the preceding sentence, and (y) nothing herein shall be construed as a waiver of any other provision of the Loan Agreement.

4.                                      Amendments to Section 1.01 of the Loan Agreement.  In reliance upon the representations, warranties and covenants of the Loan Parties set forth herein, Agent and Lenders hereby agree with the Loan Parties that Section 1.01 of the Loan Agreement shall be amended by deleting the existing definitions of “Fiscal Month,” “Fiscal Quarter” and “Fiscal Year” and replacing them with the following new definitions:

“Fiscal Month” means any fiscal month of any Fiscal Year, which fiscal month shall consist of either four or five weeks and generally end on the Saturday closest to the last day of each calendar month in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which fiscal quarter shall consist of thirteen weeks divided into three Fiscal Months of four, four and five weeks, which fiscal quarters shall generally end on the Saturday closest to the last day of March, June, September and December of each Fiscal Year in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, generally ending on the Saturday closest to the last day of December of each year.

5.                                      Amendment to Section 6.02 of the Loan Agreement.  In reliance upon the representations, warranties and covenants of the Loan Parties set forth herein, Agent and Lenders hereby agree with the Loan Parties that Section 6.02 of the Loan Agreement shall be amended by deleting existing clauses (c) and (g) of Section 6.02 and replacing them with the following new clauses (c) and (g):

“(c) as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of the most recent Fiscal Month and the related statements of income and cash flow for such Fiscal Month and for the portion of the

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Fiscal Year then elapsed, on consolidated and, to the extent applicable, consolidating bases for the Loan Parties and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified  by the chief financial officer of Lead Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;”

“(g)  not later than January 31st of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations and cash flow for such Fiscal Year, on a Fiscal Month by Fiscal Month basis;”

6.                                      Amendment to Section 7.24 of the Loan Agreement.  In reliance upon the representations, warranties and covenants of the Loan Parties set forth herein, Agent and Lenders hereby agree with the Loan Parties that Section 7.24 of the Loan Agreement shall be amended by deleting the proviso at the end thereof and replacing it with the following proviso:

“provided, that the maximum Senior Leverage Ratio shall be established by the Agent for the period commencing on January 31, 2015 and thereafter, based upon the Business Plan; provided, further, that until the Agent has received a copy of the Business Plan for such subsequent Fiscal Year and established the maximum Senior Leverage Ratio based thereon, the maximum Senior Leverage Ratio shall remain at the same level as the immediately preceding period.”

7.                                      No Default; Representations and Warranties, Etc.  The Loan Parties hereby represent, warrant and confirm that: (a) after giving effect to this Amendment all representations and warranties of the Loan Parties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by the Loan Parties of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of the Loan Parties (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Loan Party or any term or provision of any material indenture, agreement or other instrument binding on any Loan Party or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

8.                                      Ratification and Confirmation. The Loan Parties hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, the Loan Parties hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

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9.                                      Conditions to Effectiveness of Amendment.  This Amendment  shall become effective as of the date when, and only when, Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and the Loan Parties.

10.                               Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)                                 This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

SUMMER INFANT (USA), INC.

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

SUMMER INFANT EUROPE LIMITED

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

[Signature  Page to Amendment  No.2 to Term Loan Agreement]

AGENT

SALUS CAPITAL PARTNERS, LLC, as Agent

By:	/s/ Macy Kiley
Name:	Macy Kiley
Title:	EVP

By:	/s/ Kyle C. Shonak
Name:	Kyle C. Shonak
Title:	Executive Vice President

[Signature  Page to Amendment  No.2 to Term Loan Agreement]

LENDER

SALUS CLO 2012-1, LTD., as Lender

By:	/s/ Macy Kiley
Name:	Macy Kiley
Title:	EVP

By:	/s/ Kyle C. Shonak
Name:	Kyle C. Shonak
Title:	Executive Vice President

[Signature  Page to Amendment  No.2 to Term Loan Agreement]